EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) dated as of June 3, 2013, is by and between Converted Organics, Inc., a Delaware corporation (“Parent”), Hudson Bay Master Fund Ltd., a Cayman Islands company ("Hudson Bay"), and Iroquois Master Fund Ltd., a Cayman Islands company ("Iroquois" and, collectively with Hudson Bay, the "Investors").

RECITALS:

WHEREAS, pursuant to the Agreement and Plan of Merger (as amended from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among Parent, FINJAN, Inc., a Delaware corporation (the “Company”) and COIN Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), among other things, at the Effective Time, the Company will be merged with and into the Merger Sub, with the Merger Sub surviving the Merger on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, Hudson Bay owns $300,100 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on March 13, 2012, $187,000 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on February 5, 2013, $7,150 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on April 1, 2013, $41,700 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on May 1, 2013, $15,000 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on May 8, 2013and $45,300 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on May 30, 2013 (collectively, the "Hudson Bay Convertible Notes"), warrants issued by Parent on May 27, 2009 to purchase 33.33 shares of Parent Common Stock, warrants issued by Parent on February 5, 2013 to purchase 77,916,666 shares of Parent Common Stock, warrants issued by Parent on April 1, 2013 to purchase 1,191,667 shares of Parent Common Stock, warrants issued by Parent on May 1, 2013 to purchase 11,583,333 shares of Parent Common Stock, warrants issued by Parent on March 13, 2012 to purchase 213,125,000 shares of Parent Common Stock, Warrants to purchase 3,409,091 shares of Parent Common Stock issued by Parent on May 8, 2013 and Warrants to purchase 9,437,500 shares of Parent Common Stock issued by Parent on May 30, 2013 (collectively, the "Hudson Bay Warrants") and 6,640 shares of 1% Series A Convertible Preferred Stock, $0.0001 par value per share of Parent (the “Hudson Bay Preferred Stock”, and together with the Hudson Bay Convertible Notes and the Hudson Bay Warrants, the "Hudson Bay Securities") and Iroquois owns $41,700 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on March 1, 2012, $7,150 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on April 1, 2013, $87,600 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on March 12, 2012, $86,900 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on March 13, 2012, $125,600 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on April 11, 2012, $187,000 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on February 1, 2013, $15,000 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on May 8, 2013 and $45,300 aggregate principal amount of Senior Secured Convertible Notes issued by Parent on May 30, 2013 (collectively, the "Iroquois Convertible Notes"), warrants issued by Parent on May 1, 2013 to purchase 11,583,333 shares of Parent Common Stock, warrants issued by Parent on April 1, 2013 to purchase 1,191,667 shares of Parent Common Stock, warrants issued by Parent on March 12, 2012 to purchase 135,000,000 shares of Parent Common Stock, warrants issued by Parent on April 11, 2012 to purchase 70,000,000 shares of Parent Common Stock, warrants issued by Parent on February 1, 2013 to purchase 77,916,666 shares of Parent Common Stock warrants issued by Parent on January 31, 2013 to purchase 8,125,000 shares of Parent Common Stock, warrants issued by Parent on May 8, 2013 to purchase 3,409,091 shares of Parent Common Stock and Warrants to purchase 9,437,500 shares of Parent Common Stock issued by Parent on May 30, 2013 (collectively, the "Iroquois Warrants") and 1,898 shares of 1% Series A Convertible Preferred Stock, $0.0001 par value per share of Parent (the “Iroquois Preferred Stock”, together with the Iroquois Notes and the Iroquois Warrants, the "Iroquois Securities", and the Hudson Bay Securities and the Iroquois Securities, collectively, the "Investor Securities"); and

WHEREAS, immediately following the Effective Time, pursuant to this Agreement, among other things, Parent and each Investor shall exchange all of such Investor's Investor Securities for the issuance of 10,736,814 shares of Parent Common Stock to Hudson Bay (the "Hudson Bay Exchange Shares") and 10,736,814 shares of Parent Common Stock to Iroquois (the "Iroquois Exchange Shares", and together with the Hudson Bay Exchange Shares, the “Exchange Shares”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto and certain shareholders of the Company are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Parent has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), including, without limitation, the Exchange Shares, under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01.                      Definitions.  Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

ARTICLE II.
EXCHANGE

Section 2.01.                      Investor Exchange.  Subject to the terms and conditions hereof, each Investor and the Parent are exchanging such Investor's Investor Securities, as follows (the “Exchange”, and the date of the Exchange, the "Exchange Date"):

(a)           Closing.  The consummation of the Exchange shall occur effective immediately following the Effective Time.

(b)           Consideration.  Pursuant to the Exchange, the applicable Exchange Shares shall be issued to each Investor in exchange for such Investor's Investor Securities.  Notwithstanding anything herein to the contrary, each Investor hereby agrees that, upon and subject to the consummation of the Exchange, all of the Parent’s obligations and liabilities under such Investor's Investor Securities shall be automatically terminated and cancelled in full without any further action, and that this Agreement shall constitute an instrument of termination and cancellation of such Investor Securities.

(c)           Delivery.  The Parent and each of the Investors are, in connection with the execution and delivery of this Agreement, irrevocably instructing the Company’s transfer agent (together with any subsequent transfer agent, the “Transfer Agent”), to issue, as soon as practicable following the date on which the Investors have delivered to the Company original certificates representing the Investor Securities for cancellation, the Exchange Shares to each of the Investors, against receipt by the Parent of such Investor's Investor Securities.  For the avoidance of doubt, as of the Exchange (i) each Investor’s rights under its Investor Securities shall be extinguished and (ii) each Investor shall be deemed for all corporate purposes to have become the holder of record of its Exchange Shares without any further action by any party.

Section 2.02.                      Release.  In exchange for the consideration, undertakings, and covenants undertaken by the Parent in this Agreement, from and after the consummation of the Exchange, each of the Investors, severally and not jointly, and each of their respective parents, subsidiaries, affiliates, directors, officers, partners, successors and assigns (each, an “Investor Releasing Party”), hereby releases, discharges and covenants not to sue the Parent, each of its subsidiaries, affiliates, and related companies, and each of their respective past and present employees, directors, officers, attorneys, representative, insurers, agents, successors, and assigns (collectively, the “Parent Releasees”), from any and all debts, actions, causes of action, suits, liabilities, claims, and each of them, whether known or unknown, held as of the date hereof or acquired by the Investors on a later date from another party but existing as of the Effective Time, which the Investor Releasing Party has, had, or hereafter may claim to have, against the Parent Releasees, except as may be based upon or related to any breach of this Agreement, the Registration Rights Agreement or the Closing Agreement (as defined in the Merger Agreement) (each released claim, an “Investor Claim”).  The Parent and the Investor intend such Investor Releasing Party’s release of Investor Claims to be general and comprehensive in nature to the maximum extent permitted by law.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Section 3.01.                      Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents and warrants to Parent as of the date of this Agreement and immediately prior to the Effective Time with respect to only itself, as follows:

(a)           Organization and Good Standing.  Such Investor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority required to conduct its business as presently conducted.

(b)           Authority.  Such Investor has all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.  The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations hereunder have been duly authorized by all requisite action of such Investor and no other action on the part of such Investor or its securityholders is necessary to authorize the execution, delivery or performance by such Investor of this Agreement.

(c)           Valid and Binding Agreement.  This Agreement has been duly executed and delivered by such Investor and, assuming that this Agreement has been duly authorized, executed and delivered by the Parent, constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and (ii) general principles of equity.

(d)           Non-Contravention.  The execution and delivery of this Agreement by such Investor and the performance by such Investor of its obligations hereunder does not and will not (i) violate any provision of the Organizational Documents of such Investor, (ii) conflict with or violate any Law or order of any Governmental Authority applicable to such Investor or its assets or properties, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any Person or Governmental Authority (other than filings by such Investor with the SEC under Section 13 of the Exchange Act), (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under any permit or Contract to which such Investor is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of the properties or assets of such Investor (including such Investor's Investor Securities and the Exchange Shares).

(e)           Exemption.  Such Investor understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Parent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(f)           No Advertisement.  To such Investor's knowledge, such Investor is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general advertisement.

(g)           Knowledge; Sophistication.  Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Exchange Shares, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of their investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(h)           Compliance.  Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment of the Exchange Shares, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of their investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(i)           Ownership of the Investor Securities and Exchange Shares.  As of the date hereof, such Investor is, and immediately prior to the Effective Time such Investor will be, the record and beneficial owner of, and has, and as of immediately prior to the Effective Time will have, good and valid title to, such Investor's Investor Securities, free and clear of all Liens (except for restrictions or limitations on transfer imposed by applicable federal or state securities laws that do not affect or prohibit the transactions contemplated hereby), and has, and as of immediately prior to the Effective Time will have, full and unrestricted power to dispose of and to exercise all rights thereunder (other than as restricted by this Agreement), without the consent or approval of, or any other action on the part of, any other Person.  As of immediately following the Exchange, such Investor will (i) be the beneficial owner and the sole record owner of the Exchange Shares free and clear of all Liens (except for restrictions or limitations on transfer imposed by applicable federal or state securities laws that do not affect or prohibit the transactions contemplated hereby), (ii) have good and valid title to the Exchange Shares, and (iii) will have full and unrestricted power to dispose of and vote all of the Exchange Shares without the consent or approval of, or any other action on the part of, any other Person.  None of such Investor's Investor Securities are, and none of the Exchange Shares will be, held by such Investor subject to any proxy, voting agreement, voting trust, power of attorney, consent or other agreement, arrangement or instrument with respect to the voting of such Investor Securities or Exchange Shares, as the case may be.   Such Investor's Investor Securities constitute, and as of immediately prior to the Effective Time will constitute, all of the securities of Parent that are owned beneficially or of record by such Investor and neither such Investor nor any of its Affiliates own, nor as of immediately prior to the Effective Time will own, beneficially or of record, or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any securities of Parent other than the ownership of such Investor's Investor Securities until consummation of the Exchange and the right to acquire the Exchange Shares upon consummation of the Exchange. Other than the transactions contemplated by the Exchange Agreement, there is no outstanding Contract, vote, plan, pending proposal, or other right of any person to acquire all or any of such Investor's Investor Securities or the Exchange Shares.

(j)           No Assignment.  Such Investor has not assigned or transferred to any third party and they have not filed with any agency or court any Investor Claim to be released pursuant to Article 2 of this Agreement.

(k)           No Distribution. Such Investor is acquiring the Exchange Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(l)           Accredited Investor Status.  Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(m)           Transfer or Resale.  Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Exchange Shares have not been and are not being registered under the Securities Act or any state Exchange Shares laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Parent an opinion of counsel, in a form reasonably acceptable to the Parent, to the effect that such Exchange Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Parent with reasonable assurance that such Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (“Rule 144”); (ii) any sale of the Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Exchange Shares under circumstances in which the seller (the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Parent nor any other Person is under any obligation to register the Exchange Shares under the Securities Act or any state Exchange Shares laws or to comply with the terms and conditions of any exemption thereunder.

(n)           Legends.  Such Investor understands that the certificates or other instruments representing the Exchange Shares, until such time as the resale of the Exchange Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, except as set forth below, shall bear any legend as required by the  “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Parent shall issue a certificate without such legend to the holder of the Exchange Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Exchange Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Parent with an opinion of a law firm reasonably acceptable to the Parent, in a form reasonably acceptable to the Parent, to the effect that such sale, assignment or transfer of the Exchange Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Parent with reasonable assurance that the Exchange Shares are eligible to be sold, assigned or transferred without volume restriction pursuant to Rule 144 or Rule 144A.  Such Investor agrees that the removal of the restrictive legend from the Exchange Shares and any certificates representing securities as set forth in the immediately preceding sentence is predicated upon the Parent’s reliance that such Investor will sell the Exchange Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 3.02.                      Representations and Warranties of Parent.  Parent hereby represents and warrants to the Investors as follows:

(a)           Organization and Good Standing.  Parent is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority required to conduct its business as presently conducted.

(b)           Authority.  Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.  The execution and delivery by the Parent of this Agreement and the performance by the Parent of its obligations hereunder have been duly authorized by all requisite corporate action of Parent and no other action on the part of Parent or its stockholders is necessary to authorize the execution, delivery or performance by the Parent of this Agreement.

(c)           Valid and Binding Agreement.  This Agreement has been duly executed and delivered by the Parent and, assuming that this Agreement has been duly authorized, executed and delivered by the Investors, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and (ii) general principles of equity.

(d)           Non-Contravention.  The execution and delivery of this Agreement by the Parent and the performance by the Parent of its obligations hereunder does not and will not (i) violate any provision of the Organizational Documents of Parent, (ii) conflict with or violate any Law or order of any Governmental Authority applicable to Parent or its assets or properties, (iii) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or Contract to which Parent is a party or by which any of its properties or assets are bound or (v) result in the creation or imposition of any Lien on any part of the properties or assets of Parent.

(e)           Valid Issuance of Exchange Shares; Securities Act Compliance.  The Exchange Shares, when issued, sold and delivered in accordance with the terms and conditions of this Agreement will be duly and validly issued, fully paid and nonassessable.

ARTICLE IV.
COVENANTS

Section 4.01.                      Released Claims.  Each Investor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Investor Claim, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Parent Releasees, based upon any Investor Claims released by it pursuant to Article 2 of this Agreement.

Section 4.02.                      Certain Fees.  The Parent shall be responsible for the fees of its Transfer Agent associated with the issuance of the Exchange Shares to the Investors hereunder.

Section 4.03.                      Disclosure; Confidentiality.  The Investors hereby acknowledge that they are in possession of material, nonpublic information about the Parent, the Investor Securities and the Parent Common Stock, consisting, without limitation, of the transactions contemplated by this Agreement and the other Transaction Documents, including the Parent’s intention to commence the Merger, and the Investors hereby agree that, except for the Exchange, they may not disclose any such information or purchase or sell any securities of the Parent while in possession of such information until the Parent files a Form 8-K with the SEC disclosing these matters (the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, the Parent acknowledges and agrees that no Investor shall be in possession of any material, nonpublic information received from the Company, the Parent, the Merger Sub, any of their respective subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company, the Parent and the Merger Sub shall not, and shall cause each of their respective subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company, the Parent, the Merger Sub, any of their respective subsidiaries, the Investor Securities or the Common Stock from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Investor.  To the extent that the Company, the Parent, the Merger Sub, any of their respective subsidiaries or any of their respective officers, directors, employees or agents delivers any material, non-public information to an Investor without such Investor's consent, the Parent hereby covenants and agrees that such Investor shall not have any obligation of confidentiality or any obligation not to trade with respect to, or a duty not to trade on the basis of, such material, non-public information.

Section 4.04.                      Lock-Up Agreements.  On or prior to the Effective Time, the Parent shall enter into a lock-up agreement with each of the parties that are being issued shares of Common Stock at the Effective Time pursuant to the Merger Agreement, in the form attached hereto as Exhibit B (the "Lock Up-Agreements").  The Parent shall not amend, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms.  If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Parent shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

Section 4.05.                      Capitalization.  As soon as practicable following each time that True-Up Shares shall become issuable pursuant to Section 1.10 of the Merger Agreement, a number of shares of Parent Common Stock shall be issued to each Investor equal to 4% of the Total True-Up Amount under said Section 1.10 (the “Investor True-Up Shares”). For the avoidance of doubt, for purposes hereunder the calculation of the Total True-Up Amount shall not reflect the existence of any Carved Out Securities described in Section 1.10 of the Merger Agreement.  The Investor True-Up Shares shall be deemed to be Exchange Shares for all purposes.  For purposes of Rule 144, the Parent acknowledges and agrees that the holding period of the Exchange Shares (including any Investor True-Up Shares) shall be deemed to have started at the time of the Exchange and agrees not to take any position contrary to the forgoing.  If at any time the number of shares of Parent Common Stock authorized and reserved for issuance is below the number of shares sufficient for the issuance of any Investor True Up Shares (a “Share Authorization Failure”), Parent will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders (or soliciting written consents of stockholders) to authorize additional shares to meet Parent’s obligations under this Section 4.05, in the case of an insufficient number of authorized shares, and using its reasonable best efforts to obtain stockholder approval of an increase in such authorized number of shares. Parent covenants and agrees that any and all Investor True Up Shares issued pursuant to this Section 4.05 shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

Section 4.06.                      Further Documentation.  The Parent and the Investors shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

ARTICLE V.
MISCELLANEOUS

Section 5.01.                      Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, between the Investors and the Parent with respect to the subject matter hereof.

Section 5.02.                      Amendments.  This Agreement may only be amended with the written consent of the Investors and the Parent.

Section 5.03.                      Successors.  All of the covenants and provisions of this Agreement by or for the benefit of the Investors or the Parent shall bind and inure to the benefit of their respective successors and assigns.

Section 5.04.                      Notices.  Any notice to be given by any party to this Agreement shall be given in writing and may be effected by facsimile, personal delivery, overnight courier, e-mail or sent by certified, United States Mail, postage prepaid, addressed to the relevant party hereto at the address, e-mail or facsimile number set forth on the signature page hereto.  The date of service for any notice sent in compliance with the requirements of this Section 5.04 shall be (i) the date such notice is personally delivered, (ii) three days after the date of mailing if sent by certified or registered mail, (iii) one day after date of delivery to the overnight courier if sent by overnight courier or (iv) the next succeeding Business Day after transmission by e-mail or facsimile.

Section 5.05.                       Applicable Law; Consent to Jurisdiction.  (a)  As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

(a)           The Parties agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan.  With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i)         submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)         waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii)         WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.05.

(iv)         Notwithstanding the foregoing in this Section 5.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 5.06.                      Counterparts; Effectiveness.  This Agreement and any amendment hereto may be executed and delivered in two or more identical counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.07.                      No Third Party Beneficiaries.  Except as to Section 2.02 of this Agreement, with respect to any Parent Releasees (who are intended to be express third party beneficiaries of Section 2.02), nothing in this Agreement, express or implied, is intended to or shall confer upon the Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08.                      Specific Performance.  The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.09.                      Effect of Headings.  The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 5.10.                      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 5.11.                      No Commissions.  Neither the Parent nor any Investor has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Exchange Agreement to be duly executed as of the date first written above.

PARENT:

CONVERTED ORGANICS, INC.

By: /s/ Edward Gildea
Name: Edward Gildea
Title: President

Address: c/o Finjan Holdings, Inc. 261 Madison Avenue New York, NY 10016 Facsimile: (917) 591-4351 E-mail: shimon@finjan.com
INVESTORS:

HUDSON BAY MASTER FUND LTD. By: Hudson Bay Capital Management LP, as its Investment Manager

By: /s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

Address: c/o Hudson Bay Capital management LP 777 Third Avenue, 30th Floor New York, NY 10017
Facsimile: 646-214-7946
Email: investments@hudsonbaycapital.com operations@hudsonbaycapital.com

IROQUOIS MASTER FUND LTD.

By: /s/ Joshua Silverman
Name: Joshua Silverman
Title: Authorized Signatory

Address: c/o Iroquois Capital Management, LLC 641 Lexington Avenue, 26th Floor New York, NY 10022
Facsimile: 212-207-3452
Email: JSilverman@icfund.com